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                                                                      EXHIBIT 23


                          Independent Auditors' Consent


The Board of Directors
Harte-Hanks, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-63105, No. 33-51723, No. 33-54303, No. 333-03045 and No. 333-30995) on Form
S-8 of Harte-Hanks, Inc. of (i) our report dated January 26, 2000 relating to the consolidated balance sheets of Harte-Hanks, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 1999, which report appears in the 1999 annual report to shareholders which is incorporated by reference in the December 31, 1999 annual report on Form 10-K of Harte-Hanks, Inc. and (ii) our report dated January 26, 2000, relating to the related financial statement schedule as of and for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of the Company.



                                                       /s/ KPMG LLP


San Antonio, Texas
March 29, 2000